Exhibit 5.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

May 24, 2021

Finance of America Companies Inc.

909 Lake Carolyn Parkway, Suite 1550

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as counsel to Finance of America Companies Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the possible sale by certain stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”) of up to 55,143,620 shares (the “Selling Stockholder Outstanding Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (ii) the possible sale by the Selling Stockholders of up to 131,318,286 shares of Class A Common Stock issuable from time to time upon the exchange of an equal number of limited liability company interests (“FoA Units”) in Finance of America Equity Capital LLC (“FoA”) held by the Selling Stockholders (the “Selling Stockholder Exchange Shares” and, together with the Selling Stockholder Outstanding Shares, the “Selling Stockholder Shares”) and (iii) the issuance by the Company of up to 14,374,971 shares of Class A Common Stock (the “Warrant Shares” and, together with the Selling Stockholder Shares, the “Shares”) that are issuable upon the exercise of 14,374,971 currently outstanding warrants (the “Warrants”) of the Company, in each case in the manner specified in the Registration Statement.

We have examined the Registration Statement, and specimen certificate relating to the Warrants, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

On April 1, 2021, Replay Acquisition LLC (f/ka/ Replay Acquisition Corp.) (“Replay”) domesticated into a Delaware limited liability company (the “Domestication”) and consummated a series of transactions that resulted in the business combination of Replay with FoA, pursuant to a Transaction Agreement dated effective as of October 12, 2020 (as amended or supplemented from time to time, the “Transaction Agreement”) among Replay, FoA, the Company and certain other parties thereto (the transactions contemplated by the Transaction Agreement, the “Business Combination”).

Finance of America Companies Inc.	-2-	May 24, 2021

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, of the Shares, (i) the Selling Stockholder Outstanding Shares are validly issued and are fully paid and nonassessable, (ii) the Selling Stockholder Exchange Shares, when issued in exchange for FoA Units in accordance with their terms, will be validly issued, fully paid and nonassessable and (iii) the Warrant Shares, when issued upon exercise of, and upon payment and delivery in accordance with, the Warrants, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP